EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES APPOINTS MARK A. PYTOSH AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

BURLINGTON, Ontario, May 19, 2005 / PRNewswire-FirstCall/ - Waste Services, Inc. (Nasdaq: WSII) today announced the appointment of Mark A. Pytosh as Executive Vice President and Chief Financial Officer.  Mr. Pytosh succeeds Ronald Rubin who has decided to leave the company to pursue other professional opportunities.

David Sutherland-Yoest, Chairman and Chief Executive Officer, commented:  "We want to thank Ron Rubin for his valuable contribution to the company's growth and development in the past two years.  We believe that Mark will make a significant contribution to the company as we continue to grow the business."

Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is http://www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

For information contact:

Mark A. Pytosh, Executive Vice President and Chief Financial Officer Waste Services, Inc. 905-319-6054